Exhibit 10.26
PERFORMANCE SHARE AWARD TERMS
PROLOGIS 2006
LONG-TERM INCENTIVE PLAN
     Effective as of                     ,                                          (the “Participant”) has been granted a Full Value Award (the “Award”) under the ProLogis 2006 Long-Term Incentive Plan (the “Plan”) in the form of performance share units (“PSA Units”). The Award shall be subject to the following terms and conditions (sometimes referred to as the “Award Terms”).
     1. Award. Subject to the Award Terms and the Plan, the Participant is hereby granted            PSA Units (the “Target PSA Units”). The Participant shall have the ability to earn between      % and      % of the Target PSA Units, as determined by the Committee, based on achievement of a mix of (a) ProLogis performance goals and objectives (the “ProLogis Goals”), and (b) individual performance objectives (the “Participant Goals”), over the period beginning on                      and ending on                      (the “Performance Period”). The ProLogis Goals are described in Exhibit A to the Award Terms, which Exhibit A is incorporated into and forms a part of the Award Terms. The Participant Goals shall be determined in the discretion of the Committee. The PSA Units that are earned in accordance with the Award Terms are referred to herein as “Earned PSA Units”. This Award contains the right to earn dividend equivalent units (“Dividend Equivalent Units”) and/or the right to payments of dividend equivalents (“Dividend Equivalent Payments”) with respect to Earned PSA Units as described in Section 3. Except as otherwise specifically provided in Section 12 or in any other agreement between ProLogis and the Participant, if the Participant’s Termination Date occurs prior to the last day of the Performance Period for any reason, all Target PSA Units shall expire immediately and shall be forfeited and the Participant shall have no further rights with respect to such Target PSA Units.
     2. Vesting. Subject to the Award Terms, the Plan and any other agreement between ProLogis and the Participant, Earned PSA Units and Earned Dividend Equivalent Units (as defined in Section 3) shall vest with respect to (a)      % of the Earned PSA Units and Earned Dividend Equivalent Units on                      or, if later, the date on which the Committee determines the number of Earned PSA Units, and (b)      % of the Earned PSA Units and Earned Dividend Equivalent Units on each of                      and                     , respectively (each such date being a “Vesting Date”); provided, however, that (x) if the Participant’s Termination Date occurs by reason of death, Disability or Retirement, any unvested Earned PSA Units and unvested Earned Dividend Equivalent Units shall vest immediately on the Termination Date and the Termination Date shall be the “Vesting Date” for purposes of the Award Terms, and (y) all Earned PSA Units and Earned Dividend Equivalent Units which are not vested on or before the Participant’s Termination Date shall immediately expire and shall be forfeited and the Participant shall have no further rights with respect to such Earned PSA Units or Earned Dividend Equivalent Units.

     3. Dividend Equivalent Units and Dividend Equivalent Payments. The Participant shall be credited with Dividend Equivalent Units and/or shall be entitled to Dividend Equivalent Payments as follows:
(a)	Dividend Equivalent Unit Credits
(i)	If, during the Performance Period, a dividend with respect to Shares was paid in cash, then as of , the Participant shall be credited with that number of Dividend Equivalent Units equal to (A) the cash dividend paid with respect to a Share, multiplied by (B) the number of PSA Units that were awarded prior to the applicable dividend record date that became Earned PSA Units as of plus the number of previously credited Dividend Equivalent Units with respect to such Earned PSA Units, if any, divided by (C) the Fair Market Value of a Share on the dividend payment date.

(ii)	If, during the Performance Period, a dividend with respect to Shares was paid in Shares, then as of , the Participant shall be credited with that number of Dividend Equivalent Units equal to (A) the number of Shares distributed in the dividend with respect to a Share, multiplied by (B) the number of PSA Units that were awarded prior to the applicable dividend record date that became Earned PSA Units as of plus the number of previously credited Dividend Equivalent Units with respect to such Earned PSA Units, if any.
The foregoing calculation shall be made as of the last day of the Performance Period but as though the applicable Dividend Equivalent Units were credited on the applicable dividend payment date(s) during the Performance Period. For the avoidance of doubt, Dividend Equivalent Units shall be credited only with respect to Earned PSA Units and shall be subject to the same vesting provisions as the Earned PSA Units to which they relate. The Dividend Equivalent Units credited to the Participant pursuant to this Section 3(a) shall be referred to herein as “Earned Dividend Equivalent Units”.
(b)	Dividend Equivalent Payments
As of each dividend payment date with respect to Shares that occurs following the Performance Period, the Participant shall be entitled to a Dividend Equivalent Payment in an amount equal to (i) the dividend paid with respect to a Share, multiplied by (ii) the total number of Earned PSA Units and Earned Dividend Equivalent Units, if any, that are outstanding on the applicable dividend record date with respect to such dividend payment date. Dividend Equivalent Payments on outstanding Earned PSA Units and Earned Dividend Equivalent Units shall be paid at the same time and in the same form that dividends are paid on Shares; provided, however, that any Dividend Equivalent Payment to which the Participant is entitled for any calendar year shall be paid no later than March 15 of the year following the year in which the corresponding dividend record date on the Shares occurs.
The Committee may prospectively change the method of crediting Dividend Equivalent Units and making Dividend Equivalent Payments as it determines appropriate from time to time provided that such change does not have an adverse effect on the Participant.
     4. Payment. Subject to the Award Terms, the Earned PSA Units and Earned Dividend Equivalent Units which have been credited to the Participant, which are outstanding and which are vested in accordance with the Award Terms shall be paid to the Participant in whole Shares (with the value of any fractional Share being paid in cash) in accordance with the following:
(a)	Payment with respect to Earned PSA Units and Earned Dividend Equivalent Units shall be made as soon as practicable after the Vesting Date applicable to such Earned PSA Units and Earned Dividend Equivalent Units, but in no event later than March 15 of the year following the year in which the Vesting Date occurs, or if the Participant’s Termination Date occurs by reason of Retirement, within 90 days of the Participant’s Termination Date.

(b)	If the Participant has elected to defer payment of any Earned PSA Units in accordance with a deferred compensation program maintained by ProLogis (the “Deferred Compensation Plan”) payment shall be made in accordance with the terms of the Deferred Compensation Plan.

(c)	If the PSA Units granted under the Award Terms are intended to constitute performance-based compensation within the meaning of section 162(m) of the Code, no PSA Units shall be Earned PSA Units and no payment shall occur unless and until the Committee has certified that the applicable performance criteria have been satisfied, which certification shall be made, if at all, no later than the date by which payment is to be made pursuant to this Section 4.
Upon the payment of any vested Earned PSA Units and Earned Dividend Equivalent Units, such Earned PSA Units and Earned Dividend Equivalent Units shall be cancelled.
     5. Withholding. The award of PSA Units and the related right to Dividend Equivalent Payments and/or Dividend Equivalent Units hereunder and all payments under the Award Terms are subject to withholding of all applicable taxes. At the election of the Participant, and with the consent of the Committee, such withholding obligations on payments of Shares may be satisfied through the surrender of Shares which the Participant already owns or to which the Participant is otherwise entitled under the Plan; provided, however, that previously-owned Shares that have been held by the Participant or Shares to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other rates that will not have a negative accounting impact on ProLogis).
     6. PSA Units, Dividend Equivalent Units and Dividend Equivalent Payments Are Not Shares. The award of PSA Units and the related right to Dividend Equivalent Units and Dividend Equivalent Payments under the Award Terms does not constitute the award of Shares, and nothing in the Award Terms shall be construed to give the Participant any rights as a shareholder of ProLogis prior to payment of Earned PSA Units, Earned Dividend Equivalent Units or Dividend Equivalent Payments (if paid in Shares).
     7. Transferability. This Award is not transferable except as designated by the Participant by will or by the laws of descent and distribution.
     8. Adjustment of Award. All PSA Units and the related right to Dividend Equivalent Units subject to the Award Terms shall be adjusted by the Committee in accordance with subsection 4.3 of the Plan (or a successor provision) to reflect certain corporate transactions which affect the number, type or value of the PSA Units and/or Dividend Equivalent Units.
     9. Non-Competition Agreement. The Award Terms shall not become effective unless the Participant has executed and delivered a confidentiality, non-solicitation and non-competition agreement with ProLogis in a form approved by ProLogis.
     10. Forfeiture Provisions. In the event that the Committee determines that the Participant has engaged in conduct in violation of any confidentiality, non-solicitation and non-competition agreement entered into between ProLogis or any affiliated entity and the Participant, this Award shall be forfeited.
     11. Recoupment. The Award evidenced by the Award Terms is subject to the recoupment policy set forth in the ProLogis Governance Guidelines.
     12. Change in Control. If a Change in Control occurs prior to the last day of the Performance Period, a number of PSA Units equal to the number of Target PSA Units shall be Earned PSA Units and the Participant shall not have a right to earn any additional PSA Units hereunder. In the event that, prior to the Vesting Date and prior to the date on which the Award has otherwise expired, (a) the Participant’s employment is terminated by ProLogis or the successor to ProLogis or a Related Company which is the Participant’s employer for reasons other than Cause (including a termination by the Participant that is deemed to be a termination by ProLogis or the successor to ProLogis or a Related Company for reasons other than Cause as described below) within 24 months following a Change in Control or (b) the Plan is terminated by ProLogis or its successor following a Change in Control without provision for the continuation of the Award, all Earned PSA Units and Earned Dividend Equivalent Units, to the extent they have not otherwise expired or been cancelled or forfeited, shall immediately vest and the date of the vesting shall be the “Vesting Date”. Any Earned PSA Units and Earned Dividend Equivalent Units that vest pursuant to this Section 12 shall be paid in accordance with the following:
(i)	Any Earned PSA Units and Earned Dividend Equivalent Units that vest pursuant to subclause (a) above of this Section 12 shall be paid as soon as practicable following the Vesting Date but in no event later than March 15 of the year following the year in which the Vesting Date occurs.

(ii)	Any Earned PSA Units and Earned Dividend Equivalent Units that vest pursuant to subclause (b) above of this Section 12 shall be paid as soon as practicable following the Vesting Date but in no event later than March 15 of the year following the year in which the Vesting Date occurs; provided, however, that if the Earned PSA Units (and/or Earned Dividend Equivalent Units) that vest pursuant to subclause (b) above of this Section 12 are subject to section 409A of the Code, payment on account of the vesting shall be permitted only if the termination of the Plan is a permitted payment event under section 409A of the Code and, if the termination of the Plan is not a permitted payment event under section 409A, the Earned PSA Units and Dividend Equivalent Units shall vest in accordance with subclause (b) above of this Section 12 but payment shall be made in accordance with Section 4 as of the date payment would otherwise have been made without regard to the vesting of the Earned PSA Units and Dividend Equivalent Units under this Section 12.
For purposes of this Section 12, in addition to termination for reasons other than Cause as described above in this Section 12, a Participant’s employment shall also be deemed to be terminated by ProLogis or the successor to ProLogis or a Related Company for reasons other than Cause if the Participant terminates employment after (A) a substantial adverse alteration in the nature of the Participant’s status or responsibilities from those in effect immediately prior to the Change in Control, or (B) a material reduction in the Participant’s annual base salary and target bonus, if any, as in effect immediately prior to the Change in Control (collectively, “Termination Events”); provided, however, that the Participant’s termination of employment shall be considered to have terminated in accordance with this sentence only if (I) after a Change in Control and within 60 days after the Participant has knowledge that a Termination Event has occurred, the Participant provides written notice of the Termination Event to ProLogis, (II) within 30 days following receipt of the notice from the Participant, ProLogis fails to cure such circumstances or fails to notify the Participant of ProLogis’s intended method of correction and the timing thereof; and (III) the Participant resigns within 90 days after the expiration of the cure period or the timing specified in ProLogis’s response to the Participant. In any event, if, upon a Change in Control, awards in other shares or securities are substituted for outstanding Awards pursuant to subsection 4.3 of the Plan (or a successor provision), and immediately following the Change in Control the Participant becomes employed by the entity into which ProLogis merged, or the purchaser of substantially all of the assets of ProLogis, or a successor to such entity or purchaser, the Participant shall not be treated as having terminated employment for purposes of this Section 12 until such time as the Participant terminates employment with the merged entity or purchaser (or successor), as applicable.
     13. Award Not Contract of Employment. The Award does not constitute a contract of employment or continued service, and the grant of the Award shall not give the Participant the right to be retained in the employ or service of ProLogis or any Related Company, nor any right or claim to any benefit under the Plan or the Award Terms, unless such right or claim has specifically accrued under the terms of the Plan and the Award Terms.
     14. Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in the Award Terms.
     15. Administration. The authority to administer and interpret the Award Terms shall be vested in the Committee, and the Committee shall have all the powers with respect to the Award Terms as it has with respect to the Plan. Any interpretation of the Award Terms by the Committee and any decision made by it with respect to the Award Terms is final and binding on all persons.
     16. Plan Governs. The Award Terms shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of ProLogis.
     17. Amendment and Termination. The Board may at any time amend or terminate the Plan, provided that, in the absence of written consent to the change by the Participant (or, if the Participant is not then living, the Participant’s Beneficiary) no such amendment or termination may materially adversely affect the rights of the Participant or Beneficiary awarded hereunder. Adjustments pursuant to subsection 4.3 of the Plan (or a successor provision) and amendments to conform to the requirements or provisions of section 409A of the Code shall not be subject to the foregoing limitations.
     18. Special 409A Provisions. Notwithstanding any other provision of the Award Terms to the contrary, if any payment hereunder is subject to section 409A of the Code and if such payment is to be paid on account of the Participant’s separation from service (within the meaning of section 409A of the Code), if the Participant is a specified employee (within the meaning of section 409A(a)(2)(B) of the Code), and if any such payment is required to be made prior to the first day of the seventh month following the Participant’s separation from service, such payment shall be delayed until the first day of the seventh month following the Participant’s separation from service. To the extent that any payments or benefits under the Award Terms are subject to section 409A of the Code and are paid or provided on account of the Participant’s termination of employment, the determination as to whether the Participant has had a termination of employment (or separation from service) shall be made in accordance with section 409A of the Code and the guidance issued thereunder.

Exhibit A
ProLogis Goals
•	ProLogis Goals as determined by the Committee.